              Fourth Amendment to Decatur TownCenter II Associates
           Joint Venture Agreement dated as of August 15, 1995 beween
            Decatur TownCenter Associates LTD., and the Registrant.
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             FOURTH AMENDMENT TO DECATUR TOWNCENTER II ASSOCIATES
                            JOINT VENTURE AGREEMENT


     This Fourth Amendment to Decatur TownCenter II Associates Joint Venture Agreement (the "Fourth Amendment") is entered into as of December 31, 1994, by and between Decatur TownCenter Associates, Ltd., a Georgia limited partnership ("Developer"), and New England Life Pension Properties IV; A Real Estate Limited Partnership, a Massachusetts limited partnership ("NELP").

     WHEREAS, Developer and NELP entered into that certain joint venture agreement, dated as of December 31, 1987 (the "Joint Venture Agreement") forming Decatur TownCenter II Associates;

     WHEREAS, Developer and NELP entered into that certain First Amendment to Decatur TownCenter II Associates Joint Venture Agreement, dated as of September 15, 1989 (the "First Amendment");

     WHEREAS, Developer and NELP entered into that Second Amendment to Decatur TownCenter II Associates Joint Venture Agreement, dated as of December 31, 1992 (the "Second Amendment");

     WHEREAS, Developer and NELP entered into that Third Amendment to Decatur TownCenter II Associates Joint Venture Agreement, dated as of December 31, 1993 (the "Third Amendment") (the Joint Venture Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereinafter referred to as the "Agreement"); and

     WHEREAS, Developer and NELP wish to further amend the Agreement by entering into this Fourth Amendment.
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     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements set forth in this Fourth Amendment, and intending to be legally bound, Developer and NELP hereby agree as follows:

     1. The second sentence of the second paragraph of Section 5.1.1(a) of the Agreement is hereby deleted in its entirety and a new sentence is hereby substituted in its place, as follows:

          To the extent that, through December 31, 1996, any such payments cannot be made from such sources when due, the portion thereof attributable to the first $3,774,000 of NELP's Invested Capital may accrue, and NELP shall be entitled to a cumulative return on the amount of such accruals at the rate of 10.5% per annum, compounded monthly.

     2. The fifth sentence of the second paragraph of Section 5.1.1(a) of the Agreement is hereby deleted in its entirety and the following sentence is hereby substituted in its place as follows:

          Commencing on December 31, 1996, all Monthly Guaranteed Payments and the 10.5% cumulative return on Accrued Monthly Guaranteed Payments shall be payable on a current basis.

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     3.   Section 5.6(a) of the Agreement is hereby deleted in its entirety and a new Section 5.6(a) is hereby substituted in its place, as follows:

          a. The Venture shall distribute to NELP, on December 31, 1996, an amount sufficient to reduce the amount of the Accrued Monthly Guaranteed Payments (and any accrued and unpaid interest thereon) to zero, subject to adjustment for any distributions of Accrued Monthly Guaranteed Payments (and accrued and unpaid interest thereon) prior to such date pursuant to clause FIRST of Section
               5.2 and clause FIRST of Section 5.3.

    4.    The following is added as a new Section 9.8 of the Agreement:

          Section 9.8  Sale of Project.  Notwithstanding anything to the
                       ---------------
          contrary set forth herein, including without limitation anything set forth in this Article 9, NELP shall have the right, without the Approval of the Developer, to sell all or any part of the Project at such time or times and upon such terms as NELP may determine in its sole discretion. In connection with any such sale or proposed sale, NELP shall have the right (i) to cause all or any part of the Project to be marketed to such prospective purchasers and upon such

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          terms as NELP shall determine at its sole discretion; (ii) to employ on behalf of the Venture such advisors, consultants, brokers, attorneys, accountants and other professionals as NELP deems appropriate and upon such terms as NELP shall determine in its sole discretion; (iii) to execute and deliver on behalf of the Venture, without the necessity of any signature of the Developer, any and all documents which NELP may determine in its sole discretion to be necessary or appropriate in connection with such a sale or proposed sale, including without limitation purchase and sale agreements and deeds, any of such documents so executed and delivered to constitute binding obligations of the Venture; and (iv) to take such other actions as it deems necessary or appropriate in connection with such sale or proposed sale. Developer agrees, at the direction of NELP, to execute and deliver such documents as may reasonably be required in connection with any such sale or proposed sale.

     5. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     6. Except as expressly modified hereby, all other terms and provisions of the Agreement shall remain in full force and effect, are incorporated herein by this reference and shall govern the conduct of the parties hereto; provided, however, to the extent of

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any inconsistency between the provisions of the Agreement and the provisions of this Fourth Amendment, the provisions of this Fourth Amendment shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of December 31, 1994.


                                             NEW ENGLAND LIFE PENSION
                                             PROPERTIES IV; A REAL ESTATE
                                             LIMITED PARTNERSHIP, a
                                             Massachusetts Limited
                                             Partnership


                                             By:  FOURTH COPLEY CORP.,
                                                  a Massachusetts
                                                  corporation, its managing
                                                  general partner



                                             By:_____________________________



                                             DECATUR TOWNCENTER ASSOCIATES,
                                             LTD., a Georgia limited
                                             partnership



                                             By:_____________________________
                                                A.J. Land, Jr.,
                                                    General Partner

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